As filed with the Securities and Exchange Commission on August 4, 2006

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________
POST-EFFECTIVE
AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Mazal Plant Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation or Organization)

20-3761221 (formerly 84-1493150)
(I.R.S. Employer Identification No.)

43 West 33rd Street New York, NY 10001
(Address of Principal Executive Offices)

Mazal Plant Pharmaceuticals, Inc. 2005 Stock Compensation Plan
(Full Title of the Plan)

Mechael Kanovsky Chief Executive Officer 43 West 33rd Street New York, NY 10001
(Name and Address of Agent for Service)

(212) 695-3334
(Telephone number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the
Registration Statement becomes effective

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Proposed Amount To Be Registered	Maximum Offering Price Per Share*	Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value	2,500,000	$0.55	$1,375,000	$127.00

* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended, the Registrant has computed the maximum offering price for the 2,500,000 shares to be registered by reference to the average of the high and low sale prices for the Registrant’s Common Stock as quoted on the Pink Sheets as of July 11, 2006.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement under the Securities Act of 1933 (this “Amendment”) is an amendment to the Mazal Plant Pharmaceuticals, Inc. Form S-8 Registration Statement under the Securities Act of 1933 filed with the Securities and Exchange Commission on July 24, 2006, Registration No. [333-135996] (the “Initial S-8”). The purpose of this Amendment is to add the auditors' consents that were inadvertently not included in the filing of the Initial S-8. This Amendment does not update, amend, or modify any other information, statement, or disclosure contained in the Initial S-8.

Item 8. Exhibits.

23.2	Consent of Meyler & Co.
23.3	Consent of Cordovano and Honeck LLP

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on August 4, 2006.

MAZAL PLANT PHARMACEUTICALS, INC.

By:	/s/ Mechael Kanovsky
Mechael Kanovsky,
Chief Executive Officer and Director